Exhibit 99.1

        The Cheesecake Factory to Present at SG Cowen Consumer Conference

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Jan. 7, 2004--Management of The Cheesecake Factory Incorporated (Nasdaq:CAKE) will be presenting at The SG Cowen 2nd Annual Consumer Conference in New York on Tuesday, January 13 at 9:30 a.m. Eastern Time.
    Investors can listen to the presentation live through the Internet by selecting the "Audio Webcasts" option under the "Investor" section of the Company's website located at http://www.thecheesecakefactory.com. An archived webcast will also be available for thirty days following the presentation.
    The Cheesecake Factory Incorporated operates 73 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $15.78. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.


    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000